Exhibit 99.2

Broad Street Realty, Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

During May and June 2021, Broad Street Realty, Inc. (the “Company”) completed three mergers (the “2021 Mergers”) pursuant to which it acquired: (i) Highlandtown Village Shopping Center, a retail shopping center located in Baltimore, Maryland with approximately 57,513 square feet of gross leasable area; (ii) Cromwell Field Shopping Center, a retail shopping center located in Glen Burnie, Maryland with approximately 233,486 square feet of gross leasable area; and (iii) Spotswood Valley Square Shopping Center, a retail shopping center located in Harrisonburg, Virginia with approximately 190,650 square feet of gross leasable area (collectively, the “Acquired Properties”).

As consideration for the 2021 Mergers, the Company issued an aggregate of 6,331,162 shares of common stock to prior investors in the property-owning entities that were party to the 2021 Mergers. In addition, certain prior investors in those entities received an aggregate of approximately $0.8 million in cash as a portion of the consideration for the mergers.

On May 21, 2021 and June 4, 2021, in connection with the closing of two of the 2021 Mergers, Lamont Street Partners LLC (“Lamont Street”) contributed an aggregate of $3.9 million in exchange for a 1.0% preferred membership interest in BSV Highlandtown Investors LLC and BSV Spotswood Investors LLC designated as Class A units (the “Lamont Street Preferred Investment”). Lamont Street is entitled to a cumulative annual return of 13.5% on its capital contribution.

In connection with the Lamont Street Preferred Investment, the Company issued to Lamont Street warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.50 per share (the “Warrants”).

In addition, the Company assumed an aggregate of $31.5 million of mortgage indebtedness secured by the Acquired Properties in connection with the 2021 Mergers.

The accompanying unaudited pro forma condensed consolidated financial statements primarily give effect to:

•	the acquisitions by the Company of the Acquired Properties in connection with the 2021 Mergers;
•	the issuance of the shares of common stock and the payments of cash in connection with the 2021 Mergers;
•	the incurrence of indebtedness under the Lamont Street Preferred Investment and the issuance of the Warrants to Lamont Street; and
•	the incurrence and assumption of $31.5 million of mortgage indebtedness in connection with the acquisitions of the Acquired Properties.

The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2021, reflects the financial position of the Company as if each of the foregoing had been completed on March 31, 2021.

The accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020, present the results of operations of the Company as if each of the foregoing had been completed on January 1, 2020.

The unaudited pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with (i) the unaudited financial statements of the Company as of and for the three months ended March 31, 2021 included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2021, (ii) the audited financial statements of the Company as of and for the year ended December 31, 2020 included in its Annual Report on Form 10-K for the year ended December 31, 2020, and (iii) the combined statements of revenues and certain operating expenses of the Acquired Properties included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A to which these unaudited pro forma condensed consolidated financial statements are also filed as an exhibit.

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Company's management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Company. In addition, the Company's management considers the pro forma adjustments represent the expected accounting impact for the 2021 Mergers and the related transactions described above.

The accompanying unaudited pro forma condensed consolidated financial statements are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the 2021 Mergers and related transactions in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

Broad Street Realty, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2021

(Dollars in thousands)

	Broad Street Realty, Inc. Historical	Acquisition of Acquired Properties		Other Pro Forma Adjustments		Company Pro Forma
	A	B
Assets
Real estate properties
Land	$38,458	$7,707		$-		$46,165
Buildings and improvements	124,344	21,621		-		145,965
Intangible lease assets	20,619	9,037		-		29,656
Construction in progress	2,924	-		-		2,924
Less accumulated depreciation and amortization	(12,959)	-		-		(12,959)
Total real estate properties, net	173,386	38,365		-		211,751

Cash and cash equivalents	2,744	(553)		3,900	C	6,091
Restricted cash	8,397	2,559		-		10,956
Accounts receivable, net of allowances	2,062	287		(262)	F	2,087
Other assets, net	4,400	(42)		-		4,358
Total Assets	$190,989	$40,616		$3,638		$235,243

Liabilities and Equity
Liabilities
Mortgage and other indebtedness, net	$125,037	$31,036		$4,845	C, E	$160,918
Accounts payable and accrued liabilities	9,334	1,998		39	C	11,371
Unamortized intangible lease liabilities, net	2,180	987		-		3,167
Deferred tax liabilities	11,245	(1,117)		-		10,128
Payables due to related parties	1,145	(615)		-		530
Deferred revenue	501	289		-		790
Total liabilities	149,442	32,578		4,884		186,904

Equity
Preferred stock, $0.01 par value, 20,000 shares authorized, 500 shares outstanding at March 31, 2021	-	-		-		-
Common stock, $0.01 par value, 50,000,000 shares authorized, 28,955,541 pro forma shares issued and outstanding at March 31, 2021	225	63	D	-		288
Additional paid in capital	54,627	7,975	D	30	C	62,632
Accumulated deficit	(11,712)	-		(1,162)	E, F	(12,874)
Total Broad Street Realty, Inc. stockholders' equity	43,140	8,038		(1,132)		50,046
Noncontrolling interest	(1,593)	-		(114)	E, F	(1,707)
Total equity	41,547	8,038		(1,246)		48,339
Total Liabilities and Equity	$190,989	$40,616		$3,638		$235,243

Broad Street Realty, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the three months ended March 31, 2021

(Dollars in thousands, except per share amounts)

	Broad Street Realty, Inc. Historical	Revenues and Certain Direct Operating Expenses of Acquired Properties	Historical Combined	Other Pro Forma Adjustments		Company Pro Forma
Revenues	AA	BB
Rental income	$3,938	$1,369	$5,307	$26	CC, DD	$5,333
Commissions	635	-	635	(7)	DD	628
Management and other fees	345	-	345	(112)	DD	233
Total revenues	4,918	1,369	6,287	(93)		6,194

Operating expenses
Cost of services	343	-	343	-		343
Depreciation and amortization	2,313	-	2,313	943	CC	3,256
Property operating	1,250	584	1,834	(147)	DD	1,687
Bad debt expense	55	-	55	-		55
General and administrative	2,586	-	2,586	30	DD	2,616
Total operating expenses	6,547	584	7,131	826		7,957
Operating income (loss)	(1,629)	785	(844)	(919)		(1,763)

Other income (expense)
Derivative fair value adjustment	191	-	191	-		191
Interest expense	(1,878)	-	(1,878)	(799)	EE	(2,677)
Gain on extinguishment of debt	757	-	757	-		757
Other expense	(7)	-	(7)	-		(7)
Total other income (expense)	(937)	-	(937)	(799)		(1,736)

Income tax benefit	624	-	624	186	FF	810
Net income (loss)	(1,942)	785	(1,157)	(1,532)		(2,689)
Less: Net loss attributable to noncontrolling interests	265	-	265	46	GG	311
Net income (loss) attributable to common stockholders	$(1,677)	$785	$(892)	$(1,486)		$(2,378)

Weighted average shares outstanding- basic and diluted	22,471,479					28,802,641

Net loss attributable to common stockholders per share	$(0.07)					$(0.08)	HH

Broad Street Realty, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2020

(Dollars in thousands, except per share amounts)

	Broad Street Realty, Inc. Historical	Revenues and Certain Direct Operating Expenses of Acquired Properties	Historical Combined	Other Pro Forma Adjustments		Company Pro Forma
	AA	BB
Revenues
Rental income	$15,864	$5,749	$21,613	$109	CC, DD	$21,722
Commissions	2,437	-	2,437	(69)	DD	2,368
Management and other fees	1,358	-	1,358	(385)	DD	973
Total revenues	19,659	5,749	25,408	(345)		25,063

Operating expenses
Cost of services	1,685	-	1,685	-		1,685
Depreciation and amortization	9,939	-	9,939	3,771	CC	13,710
Property operating	3,914	2,109	6,023	(513)	DD	5,510
Bad debt expense	320	-	320	-		320
General and administrative	8,911	-	8,911	119	DD	9,030
Total operating expenses	24,769	2,109	26,878	3,377		30,255
Operating income (loss)	(5,110)	3,640	(1,470)	(3,722)		(5,192)

Other income (expense)
Interest and other income	55	-	55	-		55
Derivative fair value adjustment	(639)	-	(639)	-		(639)
Interest expense	(6,676)	-	(6,676)	(3,196)	EE	(9,872)
Other expense	(187)	-	(187)	-		(187)
Total other income (expense)	(7,447)	-	(7,447)	(3,196)		(10,643)

Income tax benefit	3,033	-	3,033	682	FF	3,715
Net income (loss)	(9,524)	3,640	(5,884)	(6,236)		(12,120)
Less: Net loss attributable to noncontrolling interests	1,379	-	1,379	30	GG	1,409
Net income (loss) attributable to common stockholders	$(8,145)	$3,640	$(4,505)	$(6,206)		$(10,711)

Weighted average shares outstanding- basic and diluted	22,029,408					28,360,570

Net loss attributable to common stockholders per share	$(0.37)					$(0.38)	HH

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 — Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company and the historical statements of revenues and certain operating expenses of the Acquired Properties.

The unaudited pro forma condensed consolidated financial statements present the impact of the 2021 Mergers and related transactions, as described in the introduction to the pro forma financial statements, on the Company's financial position and results of operations.

Note 2 – Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

A. – Derived from the Company’s unaudited consolidated balance sheet as of March 31, 2021.

B. – Represents the pro forma adjustments for (i) the acquisitions of the Acquired Properties in accordance with the applicable merger agreements for the 2021 Mergers; and (ii) the related assumption of certain mortgage indebtedness by the Company and certain of its subsidiaries. The Company accounted for the acquisition of the Acquired Properties as asset acquisitions in accordance with Accounting Standards Codification Topic 805, Business Combinations. Amounts incurred by the Company or its affiliates attributable to the acquisition of the Acquired Properties have been capitalized. The Company allocated the purchase price, including acquisition costs, to the individual assets acquired and liabilities assumed on a relative fair value basis.

The following table provides additional information regarding the total consideration for the Acquired Properties (dollars in thousands):

Cash paid to prior owners	$840
Value of common shares issued	8,038
Prior owner debt and preferred equity paid off at closing	400
Settlement of notes payable owed to properties	(700)
Transaction costs	905
Cash acquired in acquisitions	(1,241)
Total Cost of Acquisitions	$8,242

The following table represents the relative fair value of the assets acquired and liabilities assumed related to the acquisition of the Acquired Properties (dollars in thousands):

Land	$7,707
Building	15,225
Building and site improvements	6,396
Intangible lease assets	9,037
Total real estate assets acquired	38,365
Other assets	3,074
Deferred tax assets	1,117
Total assets acquired	42,556
Accounts payable and accrued expenses	(1,813)
Intangible lease liabilities	(987)
Assumed mortgage and other indebtedness	(31,514)
Total liabilities assumed	(34,314)
Assets acquired net of liabilities assumed	$8,242

C. – Represents the incurrence of indebtedness under the Lamont Street Preferred Investment and the issuance of the Warrants to Lamont Street assuming each had been completed on March 31, 2021. The Lamont Street Preferred Investment, including the Lamont Street Minimum Multiple Amount (as defined below), are mandatorily redeemable and, therefore, are classified as indebtedness.

Presented below is a summary of the Company’s pro forma indebtedness described in Note 2(B) and 2(C) (dollars in thousands).

	Maturity Date	Interest Rate	Balance
Highlandtown Village Shopping Center Loan (net of discount of $66)	May 6, 2023	4.13%	$5,430
Cromwell Field Shopping Center Loan	November 15, 2022	LIBOR + 5.40%(1)	12,150
Cromwell Field Shopping Center Mezzanine Loan	November 15, 2022	10.00%	1,500
Spotswood Valley Square Shopping Center Loan (net of discount of $130)	July 6, 2023	4.82%	12,237
			31,317
Unamortized deferred financing costs			(281)
Total debt assumed			$31,036

Lamont Street Preferred Interest (net of discount of $69) (2)	September 30, 2023	13.50%	$4,845
Total debt issued to fund acquisitions			$4,845

Pro forma net debt			$35,881
(1)	The interest rate on the Cromwell Field Shopping Center Loan is LIBOR plus 5.40% per annum with a minimum LIBOR rate of 0.50%
(2)	The outstanding balances includes approximately $1.0 million of indebtedness related to the Lamont Street Minimum Multiple Amount owed to Lamont Street as described below in Note E.

D. – Reflects the issuance of 6,331,162 shares of common stock in connection with the 2021 Mergers that closed during the second quarter of 2021 valued based on the last reported sales price of the Company’s common stock on the OTC on the date of each Merger.

E. – Reflects a return to Lamont Street of amount equal to (a) the product of (i) the aggregate amount of capital contributions made and (ii) 0.26, less (b) the aggregate amount of Class A return payments made to Lamont Street (the “Lamont Street Minimum Multiple Amount”). As of March 31, 2021, the Minimum Multiple Amount was approximately $1.0 million, which is included as indebtedness on the consolidated balance sheet. The accumulated deficit and noncontrolling interest accounts have also been adjusted to reflect the related interest expense.

F. – Reflects the elimination of approximately $0.3 million in accounts receivable related to management and other fees and commissions included in the Company’s historical balance sheet as of March 31, 2021 related to the three properties acquired in the 2021 Mergers.

Note 3 – Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

AA. – Derived from the Company’s consolidated statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 (unaudited).

BB. – Represents the combined historical revenues and certain direct operating expenses of the Acquired Properties derived from the combined statements of revenues and certain direct operating expenses included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A to which these unaudited pro forma condensed consolidated financial statements are also filed as an exhibit.

CC. – The Company made certain pro forma adjustments related to the historical revenues and expenses of the Acquired Properties for the three months ended March 31, 2021 and the year ended December 31, 2020 in order to derive consolidated pro forma results of operations from continuing operations for the Company for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively. These pro forma adjustments include the following:

•

Amortization of certain above- and below-market lease intangibles recorded as part of the acquisitions of approximately $0.1 million and $0.25 million included as an adjustment to rental income for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively.

•

Depreciation and amortization expense based on the Company’s allocation of the purchase price to land, building, and lease intangibles as required by ASC 805. Depreciation and amortization are calculated on a straight-line basis using the estimated remaining life of the assets. The estimated remaining lives for the buildings acquired in connection with the 2021 Mergers range from 15 years to 25 years. The estimated remaining lives for the related site improvements range from 7.5 years to 10 years. A range of one year to nine years was estimated for the other lease intangibles acquired. These estimates, allocations and valuations are subject to change; therefore, these adjustments may not be reflective of the actual depreciation and amortization expense to be recognized by the Company.

DD. – Represents the elimination of historical commissions, property management and other fees, ground rent and allocated wages paid by certain of the property-owning entities to the Company or affiliates of the Company for management of the Acquired Properties. The commissions, property management and other fees, and ground rent adjustments eliminate the revenue recorded by the Company and the expense recorded by the Acquired Properties. The allocated wages adjustment eliminates the reduction in expense recorded by the Company and the expense recorded by the Acquired Properties.

EE. – Represents the adjustment to interest expense to reflect (i) the incurrence or assumption, as applicable, of the debt described in Note 2(B) and Note 2(C) above and (ii) amortization of deferred financing costs and debt discounts associated with such debt as if such debt was outstanding beginning on January 1, 2020. A 0.125% increase or decrease in interest rates on the Company’s variable rate debt would result in a change in interest expense of less than $0.1 million for each of the three months ended March 31, 2021 and the year ended December 31, 2020.

FF. – Reflects the income tax effect of the acquisition of the Acquired Properties using a 21% estimated statutory tax rate.

GG. – Represents the proportionate share of income (loss) attributable to noncontrolling interests of the Broad Street Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”).

HH. – Net loss attributable to common stockholders per share-basic is calculated based on the pro forma weighted average common shares outstanding, which was 22,471,479 for the three months ended March 31, 2021 and 22,029,408 for the year ended December 31, 2020 and assumes the issuance of 6,331,162 common shares in connection with the acquisitions of the Acquired Properties, resulting in a total of

28,802,641 weighted average common shares outstanding for the three months ended March 31, 2021 and a total of 28,360,570 weighted average common shares outstanding for the year ended December 31, 2020. Net loss attributable to common stockholders per share-diluted is calculated by including the effect of dilutive securities. Potential dilution from (i) 500 common shares issuable upon conversion of shares of convertible preferred stock that were outstanding as of March 31, 2021 and December 31, 2020; (ii) 70,000 stock options that were outstanding as of March 31, 2021 and December 31, 2020; (iii) 153,200 restricted shares of common stock that were outstanding as of March 31, 2021 and December 31, 2020; and (iv) 200,000 warrants issued on June 4, 2021 (as described above) are excluded from the diluted shares calculation because the effect is antidilutive. The units of limited partnership interest in the Operating Partnership were excluded from the denominator because earnings were allocated to the noncontrolling interests in the calculation of the numerator.